Exhibit 3.2

[ LOGO OF STATE OF STATE OF NEVADA ]

DEAN HELLER		File # C 25878-04
Secretary of State		September 27, 2004
202 North Carson Street		In the office of Dean Heller,
Carson City, Nevada 89701-4201		Secretary of State
(775) 684-5708
ARTICLES OF INCORPORATION
(Pursuant to NRS 78)
1.	Name of Corporation	Asia Projects Corporation
2.	Resident Agent Name and Street Address	Agency Services of Nevada
must be a Nevada address where process may		245 East Liberty, Suite 200
be served)		Reno, NV 89501
3.	Shares (Number of shares corporation	200,000,000 shares with a par value of
	authorized to issue)	$0.001
4.	Names, Addresses, Number of Board of	Peter Khean
	Directors/Trustees	#777-916 W. Broadway
Vancouver, BC V5Z 1K7
5.	Purpose	Any lawful business
6.	Names, addresses and Signatures of	Peter Khean
	Incorporators	#777-916 W. Broadway
Vancouver, BC V5Z 1K7
/s/ Peter Khean
7.	Certificate of Acceptance of Appointment	AGENCY SERVICES OF NEVADA
of Resident Agent		/s/ Kelly L. Turner Date: 9/16/2004
I herby accept the appointment as Resident
Agent for the above named corporation.